EXHIBIT 99.1

Intelligent Systems Announces 4th Quarter and Fiscal 2005 Results

Earnings Conference Call at 11 A.M. Today

NORCROSS, Ga., March 15, 2006 (PRIMEZONE) -- Intelligent Systems Corporation (AMEX:INS) (www.intelsys.com) announced today its financial results for the fourth quarter and fiscal year ended December 31, 2005.

In reporting the results for the year ended December 31, 2005, the company noted that a direct comparison of the financial results for 2005 to the same period in 2004 is not necessarily meaningful and should not be relied upon as an indication of future performance, because the results for the twelve-month period ended December 31, 2004 included recognition of $7.5 million in revenue and $4.9 million in gross profit contribution related to completion of a multi-year software contract that was significantly larger than the company's historical and currently anticipated software contracts.

For the fiscal year ended December 31, 2005, the company recorded revenue of $16.1 million, 28 percent lower than 2004 revenue of $22.3 million. Net loss for the twelve-month period in 2005 was $1.6 million or $0.36 per basic share compared to net income of $2.6 million or $0.57 per basic share recorded in 2004.

For the fourth quarter ended December 31, 2005, Intelligent Systems recorded revenue of $4.6 million compared to $4.0 million in the same three month period in 2004. Net loss for the three months ended December 31, 2005 was $944,000 or $0.21 per share compared to net income of $572,000 or $0.13 per share for the same three-month period in 2004.

Compared to 2004, the decline in both product and service revenue in the year-ended December 31, 2005 is due to the above-noted positive impact of the large software contract in 2004. As expected, none of the company's software subsidiaries had such a significant contract in 2005 nor is likely to have in the foreseeable future. Excluding the $7.5 million revenue impact of the 2004 contract, 2005 annual revenue would have shown an increase of eight percent compared to 2004, with product sales growing four percent and service revenue increasing 14 percent compared to the twelve month period in 2004. The year-to-year increase in product and service revenue (excluding the $7.5 million contract) reflects more software license sales and a larger installed base of software customers that purchase maintenance and support services at the VISaer and QS Technologies subsidiaries. The company reduced consolidated operating expenses by six percent in 2005 as compared to 2004.

The results for the twelve-month period ended December 31, 2005 include $1.9 million of net investment income compared to $2.5 million in net investment income in the same period in 2004. The principal component of investment income in each year relates to two distributions in 2005 and two distributions in 2004 from minority-owned ISC Guernsey, an entity that realized a significant gain from the sale of stock in a U.K. based company.

In the fourth quarter ended December 31, 2005, revenue grew by 16 percent compared to the same period in 2004 due mainly to increased license and professional service revenue at the VISaer subsidiary. The loss from operations in the fourth quarter of 2005 of $866,000 was comparable to the loss from operations of $840,000 in the fourth quarter of 2004. In the fourth quarter of 2004, the company recognized $1.4 million in other income consisting mainly of investment income, compared to an other loss of $69,000 in the fourth quarter of 2005.

Conference Call and Webcast Information

As announced previously, Intelligent Systems has scheduled a conference call for today at 11 a.m. EST to discuss the results of the fourth quarter and annual periods for 2005. The call-in number is (877) 226-7144. A transcript of the conference call will be available by the end of the day and will be archived on the company's website at www.intelsys.com for 12 months.

About Intelligent Systems Corporation

For over thirty years, Intelligent Systems Corporation (AMEX:INS) has identified, created, operated and grown early stage technology companies. The company has operations and investments, principally in the information technology industry. The company's consolidated subsidiaries include VISaer, Inc. (www.visaer.com), QS Technologies, Inc. (www.qsinc.com), CoreCard Software, Inc. (www.corecard.com), (all software companies) and ChemFree Corporation (www.chemfree.com) (an industrial products company). Further information is available on the company's website at www.intelsys.com, or by calling the company at (770) 381-2900.

In addition to historical information, this news release may contain forward-looking statements relating to Intelligent Systems and its subsidiary and affiliated companies. These statements include all statements that are not statements of historical fact regarding the intent, belief or expectations of Intelligent Systems and its management with respect to, among other things, results of operations, product plans, and financial condition. The words "may," "will," "anticipate," "believe," "intend," "expect," "estimate," "plan," "strategy" and similar expressions are intended to identify forward-looking statements. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and that actual results may differ materially from those contemplated by such forward-looking statements. The company does not undertake to update or revise any forward-looking statements whether as a result of new developments or otherwise. Among the factors that could cause actual results to differ materially from those indicated by such forward-looking statements are delays in product development, undetected software errors, competitive pressures (including pricing), changes in customers' requirements or financial condition, market acceptance of products and services, changes in financial markets, changes in the performance, financial condition or valuation of affiliate companies, the risks associated with investments in privately-held early stage companies, deteriorating conditions in the airline industry, and general economic conditions, particularly those that cause business or government to delay or cancel purchase decisions.

                 CONSOLIDATED STATEMENTS OF OPERATIONS
                  (in thousands, except share amounts)

                                  Three Months         Twelve Months
                                 Ended Dec. 31,        Ended Dec. 31,
                                2005      2004       2005        2004
 ---------------------------------------------------------------------
 Revenue
    Products                 $ 2,570   $ 2,083    $ 9,090     $ 11,386
    Services                   2,009     1,878      7,007       10,946
 ---------------------------------------------------------------------
     Total revenue             4,579     3,961     16,097       22,332
 ---------------------------------------------------------------------
 Cost of sales
    Products                     890       856      3,356        3,699
    Services                     957       885      3,593        5,177
 ---------------------------------------------------------------------
     Total cost of sales       1,847     1,741      6,949        8,876
 ---------------------------------------------------------------------
 Expenses
     Marketing                   534       577       2,133       2,558
     General & administrative  1,289       737       3,999       3,542
     Research & development    1,776     1,745       6,820       7,630
 ---------------------------------------------------------------------
 Loss from operations           (867)     (839)     (3,804)       (274)
 ---------------------------------------------------------------------
 Other income (expense)
     Interest income, net          2         6          22         --
     Investment income (loss),
       net                       (24)    1,167       1,884a      2,524b
     Equity in income (loss)
        of affiliates, net       (27)     (135)        366         (76)
     Other income (expense),
        net                      (19)      375         (20)        392
 ---------------------------------------------------------------------
 Income (loss) before income
    tax provision               (935)      574      (1,552)      2,566
 ---------------------------------------------------------------------
 Income tax provision              9         3          74           3
 ---------------------------------------------------------------------
 Net income (loss)            $ (944)    $ 571     $(1,626)    $ 2,563
 =====================================================================
 Basic net income (loss)
   per share                 $ (0.21)    $  0.13   $ (0.36)     $ 0.57
 =====================================================================
 Diluted net income (loss)
    per share                $ (0.21)    $  0.12   $ (0.36)     $ 0.56
 =====================================================================
 Basic weighted average
    shares                 4,478,971   4,478,971  4,478,971  4,478,971
 =====================================================================
 Diluted weighted average
    shares                 4,478,971   4,610,043  4,478,971  4,607,641
 =====================================================================

 a. Includes $2.1 million investment gains, offset in part by $234,000 write-off of investments.
 b. Includes $3.2 million investment gains, offset in part by $639,000 write-off of investments.

                  CONDENSED CONSOLIDATED BALANCE SHEETS
                             (in thousands)

                                            December 31,   December 31,
                                                2005           2004
 ---------------------------------------------------------------------
 ASSETS
 ---------------------------------------------------------------------
 Current assets:
   Cash                                    $      378     $      670
   Accounts receivable, net                     1,827          2,931
   Inventories                                    770            653
   Other current assets                           355            217
 ---------------------------------------------------------------------
     Total current assets                       3,330          4,471
 ---------------------------------------------------------------------
 Long-term investments                          4,571          4,879
 Property and equipment, at cost
    less accumulated depreciation                 940            781
 Goodwill, net                                  2,047          2,049
 Intangibles, net                                 532            699
 Other assets, net                                 17             25
 ---------------------------------------------------------------------
 Total assets                              $   11,437     $   12,904
 =====================================================================

 LIABILITIES AND STOCKHOLDERS' EQUITY
 ---------------------------------------------------------------------
 Current liabilities:
   Short-term borrowings                   $      100     $     267
   Accounts payable                               847           867
   Deferred revenue                             4,779         4,895
   Accrued payroll                              1,092           928
   Accrued expenses and other current
      liabilities                                 849           552
 ---------------------------------------------------------------------
     Total current liabilities                  7,667         7,509
 ---------------------------------------------------------------------
 Long term liabilities                            248           310
 ---------------------------------------------------------------------
 Minority interest                              1,516         1,516
 ---------------------------------------------------------------------
 Total stockholders' equity                     2,006         3,569
 ---------------------------------------------------------------------
 Total liabilities and
    stockholders' equity                   $   11,437    $   12,904
 =====================================================================

CONTACT: Intelligent Systems Corporation
         Bonnie Herron
         (770) 564-5504
         bherron@intelsys.com